Exhibit 99.5

Sprague Resources LP

Unaudited Pro Forma Combined and Condensed Financial Statements

Introduction

On December 8, 2014, Sprague Resources, LP. (referred to herein as “Sprague” or the “Partnership”) completed the acquisition of Castle Oil Corporation and subsidiaries (“Castle”), a wholesale, commercial, and retail fuel distribution business for $45.3 million in cash, an obligation to pay $5.0 million over a three year period (net present value of $4.6 million), approximately $5.3 million in unregistered common units of the Partnership, plus payments for Castle’s inventory and other current assets of approximately $37.0 million. Pursuant to the Castle purchase agreement, the Partnership acquired the Port Morris terminal, which is the largest deepwater petroleum products terminal in New York City.

On December 9, 2014, the Partnership completed the acquisition of all of the equity interests in Kildair Service Ltd. (“Kildair”) from Sprague Canadian Properties LLC (“Sprague Canadian Properties”), a wholly owned subsidiary of Sprague International Properties LLC (“SIP”), for $175 million in consideration, including $10 million in unregistered common units of the Partnership. Kildair’s primary businesses include marketing of residual fuel both locally and for export, marketing of asphalt including polymer modified grades, and crude-by-rail handling services. As Sprague Canadian Properties was owned by Sprague Resources Holdings LLC, this contribution is considered a dropdown transaction, because both the Partnership and Sprague Canadian Properties are considered to be entities under common control.

The Partnership’s unaudited pro forma combined and condensed statements of operations for the fiscal year ended December 31, 2013 and for the nine months ended September 30, 2014, have been prepared to illustrate the effects of the acquisitions of Castle and Kildair (together the “Transactions”) and related financings as if they had occurred on January 1, 2013. The Partnership’s unaudited pro forma combined and condensed balance sheet as of September 30, 2014 has been prepared to show the effects of the Transactions and related financings as if they had occurred on September 30, 2014.

The Partnership’s pro forma combined and condensed financial statement of operations for the fiscal year ended December 31, 2013 includes the audited financial statements of Castle for the year ended March 31, 2014, Castle’s historical fiscal year end. The information included in the unaudited pro forma combined and condensed financial statements for the nine months ended September 30, 2014 related to Castle was derived from the audited financial statements of Castle for the year ended March 31, 2014 and the unaudited interim financial statements for the six months ended September 30, 2014.

The pro forma adjustments contained in the unaudited pro forma combined and condensed financial information are based on the latest available information and certain adjustments that management believes are reasonable. These unaudited pro forma adjustments include a preliminary allocation of the purchase price of Castle to the assets acquired and liabilities assumed based on a preliminary valuation analysis; however, the final valuation may differ from this preliminary valuation.

The unaudited pro forma combined and condensed financial information presented herein is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined and condensed financial information gives effect to events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) expected to have a continuing impact on the Partnership. The unaudited pro forma combined and condensed financial information is presented for illustrative purposes and does not purport to represent what the financial position or results of operations would actually have been if the Transactions had occurred as of the dates indicated or what the results of operations would be for any future periods.

        The unaudited pro forma combined and condensed financial information, including the notes thereto, should be read in conjunction with (1) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed on November 12, 2014, and Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 27, 2014, (2) the historical financial statements and related notes of Castle as of March 31, 2014 and 2013 and for the years ended March 31, 2014, 2013 and 2012 and as of September 30, 2014 and for the six months ended September 30, 2014 and 2013 and (3) the historical financial statements and related notes of SIP as of and for the year ended December 31, 2013, as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013.

The pro forma financial adjustments represent Management’s estimates based on information available as of the date of this pro forma financial information and are subject to change as additional information becomes available and additional analyses are performed. Based upon the information presently available and the analyses already performed, it is Management’s opinion that these pro forma financial statements represent a fair presentation, in all material respects, of the transactions described above applied on a basis consistent with Sprague’s accounting policies.

Unaudited Proforma Combined and Condensed Statement of Operations

For the Nine Months Ended September 30, 2014

(In thousands, except units and per unit information)

	Sprague Resources LP Historical	SIP	SIP Excluded Activities	Castle	Castle Excluded Activities	Pro Forma Adjustments		Sprague Resources LP Pro Forma
Net sales	$3,474,985	$396,920	$(137)	$624,851	$(19,574)	$—		$4,477,045
Cost of products sold, exclusive of depreciation and amortization	3,311,849	367,034	—	584,670	(17,807)	—		4,245,746
Operating expenses	37,504	9,804	(145)	16,159	(1,975)	—		61,347
Selling, general and administrative	48,670	4,781	80	17,702	(927)	—		70,306
Depreciation and amortization	7,070	5,868	(390)	1,706	(38)	(776	)(d)	13,440

Total costs and expenses	3,405,093	387,487	(455)	620,237	(20,747)	(776)		4,390,839

Operating income	69,892	9,433	318	4,614	1,173	776		86,206
Other income (expense)	—	—	—	1,410	(301)	—		1,109
Interest income	388	—	—	458	(57)	—		790
Interest expense	(13,930)	(7,345)	(170)	(2,794)	86	1,321	(i)	(22,832)

Income before income taxes	56,350	2,088	148	3,688	901	2,097		65,272
Income tax provision	(1,227)	(736)	(75)	(1,740)	(425)	771	(j)	(3,432)

Net income	$55,123	$1,352	$73	$1,948	$476	$2,868		$61,840

Units used to compute net income per unit:
Common-basic	10,085,058	462,408	—	243,855	—	—		10,791,321
Common-diluted	10,120,935	462,408	—	243,855	—	—		10,827,198
Subordinated-basic and diluted	10,071,970	—	—	—	—	—		10,071,970

Net income per limited partner unit:
Common-basic	$2.73							$2.96
Common-diluted	$2.73							$2.95
Subordinated-basic and diluted	$2.73							$2.96

Unaudited Pro Forma Combined and Condensed Statement of Operations

For the Year Ended December 31, 2013

(In thousands, except units and per unit information)

	Sprague Resources LP Historical	Kildair activities included in Sprague Resources LP(*)	SIP	SIP Excluded Activities (**)	Castle (***)	Castle Excluded Activities	Pro Forma Adjustments			Sprague Resources LP Pro Forma
Net sales	$4,600,734	$(493,708)	$576,308	$21	$864,011	$(25,134)	$—			$5,522,232
Cost of products sold, exclusive of depreciation and amortization	4,474,742	(472,138)	554,758	(3,168)	796,661	(22,669)	1,108	(e	)	5,329,294
Operating expenses	51,839	(8,755)	10,070	218	21,327	(2,334)	—			72,365
Selling, general and administrative	53,580	(4,256)	5,936	(148)	25,668	(1,217)	—			79,563
Depreciation and amortization	15,452	(5,850)	6,945	(32)	2,248	(80)	(978)	(d	)	17,705

Total costs and expenses	4,595,613	(490,999)	577,709	(3,130)	845,904	(26,300)	130			5,498,927

Operating (loss) income	5,121	(2,709)	(1,401)	3,151	18,107	1,166	(130)			23,305
Other income (expense)	568	88	—	(88)	158	(820)	—			(94)
Interest income	603	(11)	—	12	316	(60)	—			860
Interest expense	(28,695)	3,060	(7,972)	2,694	(3,439)	146	1,443	(i	)	(32,763)

(Loss) income before income taxes	(22,403)	428	(9,373)	5,769	15,142	432	1,313			(8,692)
Income tax (provision) benefit	(5,097)	(778)	1,569	47	(7,185)	(204)	6,046	(j	)	(5,602)

Net (loss) income	$(27,500)	$(350)	$(7,804)	$5,816	$7,957	$228	$7,359			$(14,294)

Less: Predecessor income through October 29, 2013	$2,734									$2,734

Limited Partners’ Interest in net loss from October 30, 2013 to December 31, 2013	$(30,234)									$(17,028)

Units used to compute net loss per unit:
Common-basic	10,071,970	—	462,408	—	243,855	—	—			10,778,233
Common-diluted	10,071,970	—	462,408	—	243,855	—	—			10,778,233
Subordinated-basic and diluted	10,071,970	—	—	—	—	—	—			10,071,970

Net loss per limited partner unit:
Common-basic	$(1.50)									$(0.82)
Common-diluted	$(1.50)									$(0.82)
Subordinated-basic and diluted	$(1.50)									$(0.82)

(*)	Represents Kildair’s operations from January 1, 2013 up to October 30, 2013 (the Partnership’s IPO date) at which time Kildair was distributed to SIP (an affiliate of the Parent)
(**)	Reflects the exclusion of activities not acquired and the effect of intercompany interest and foreign exchange related to intercompany debt eliminated in consolidation by the Predecessor.
(***)	Certain amounts have been reclassified to conform to the Partnership’s presentation

Unaudited Pro Forma Combined and Condensed Balance Sheet

As of September 30, 2014

(In thousands)

As of September 30, 2014	Sprague Resources LP Historical	SIP (*)	SIP Excluded Activities	SIP Pro Forma Adjustments		Castle (*)	Castle Pro Forma Adjustments		Sprague Resources LP Pro Forma
Assets
Current assets:
Cash and cash equivalents .	$385	$4,286	$(3,955)	$165,000	(a)	$3,949	$(3,949)	(f)	$716
				(56,665)	(b)		82,248	(g)
				(108,335)	(c)		(82,248)	(g)
Accounts receivable, net	153,492	41,422	—	—		39,198	(39,198)	(f)	194,914
Inventories	269,734	58,109	—	—		17,199	19,313	(h)	364,355
Fair value of derivative assets	96,730	1,477	—	—		1,588	3,249	(h)	103,044
Deferred income taxes	1,807	223	223	—		4,461	(4,461)	(f)	2,253
Other current assets & prepaids	49,291	9,844	(4,702)	—		3,655	(3,122)	(h)	54,966

Total current assets	571,439	115,361	(8,434)	—		70,050	(28,168)		720,248
Property, plant, and equipment, net	113,813	94,210	(6,650)	—		23,439	24,877	(h)	249,689
Intangibles and other assets, net	14,703	9,973	—	—		735	5,896	(h)	31,307
Goodwill	37,383	12,686	(1,024)	—		—	—		49,045

Total assets	$737,338	$232,230	$(16,108)	$—		$94,224	$2,605		$1,050,289

Liabilities and unitholders’/stockholders’ equity
Current liabilities:
Accounts payable	$103,971	$11,325	$(3,341)	$—		$968	$(968)	(f)	$111,955
Accrued liabilities	40,317	1,190	—	—		9,939	(7,920)	(h)	43,526
Fair value of derivative liabilities	103,589	—	—	—		—	390	(h)	103,979
Due to General Partner and affiliates	11,335	32,203	(143)	(32,035)	(c)	—	—		11,360
Current debt and current portion of long-term debt	150,153	86,026	—	—		27,149	(27,149)	(f)	236,179
Current portion of capital leases	234	—	—	—		—	—		234

Total current liabilities	409,599	130,744	(3,484)	(32,035)		38,056	(35,647)		507,233

Commitments and contingencies	—	—					—
Long-term debt	241,647	2,171	—	(76,300)	(c)	—	82,248	(g)	414,766
				165,000	(a)
Long-term capital leases	3,009	—	—	—		—	1,503	(h)	4,512
Other liabilities	13,877	3,153	(3,153)	—		—	761	(h)	19,228
							4,590	(g)
Due to General Partner and affiliates	863	21,304	(3,804)	—		—	—		18,363
Deferred income taxes	1,629	14,652	(1,326)	—		8,251	(8,251)	(f)	14,955

Total liabilities	670,624	172,024	(11,767)	56,665		46,307	45,204		979,057

Unitholders’/Stockholders’ equity:
Unitholders’/Stockholders’ equity	67,277	51,374	3,902	108,335	(c)	47,917	(47,917)	(f)	71,206
				10,000	(a)		82,248	(g)
				(175,000)	(a)		5,318	(g)
							(82,248)	(g)
Accumulated other comprehensive loss, net of tax	(563)	8,832	(8,243)	—		—	—		26

Total unitholders’ equity	66,714	60,206	(4,341)	(56,665)	(b)	47,917	(42,599)		71,232

Total liabilities and unitholders’ equity	$737,338	$232,230	$(16,108)	$—		$94,224	$2,605		$1,050,289

(*)	Certain amounts have been reclassified to conform to the Partnership’s presentation

Notes to Unaudited Pro Forma Combined and Condensed Financial Statements

The unaudited pro forma combined and condensed financial statements have been prepared to reflect the acquisition of Kildair and Castle (the “Transactions”), and the application of purchase accounting under ASC 805 “Business Combinations”. The unaudited pro forma combined and condensed statement of operations for the fiscal year ended December 31, 2013 and for the nine months ended September 30, 2014 have been prepared to illustrate the effects of the Transactions as if they had occurred on January 1, 2013. Kildair has historically used a December 31 year end. As the Kildair acquisition is considered to be a reorganization of entities under common control, the financial statements included in the pro forma financial statements presented herein are recorded at historical amounts. Castle has historically used a March 31 fiscal year end. The pro forma information for the year ended December 31, 2013, includes Castle’s audited consolidated financial statements for the year ended March 31, 2014. For the nine months ended September 30, 2014, the Castle pro forma data has been derived from the audited consolidated financial statements of Castle for the fiscal year ended March 31, 2014 and the unaudited consolidated financial statements for the six months ended September 30, 2014.

Pro Forma Adjustments and Assumptions

The unaudited pro forma combined and condensed balance sheet gives effect to the adjustments as if they had occurred on September 30, 2014. The unaudited pro forma combined and condensed statements of operations gives effect to the adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. A general description of these adjustments is provided as follows:

Kildair Acquisition:

(a)	Reflects borrowings of $165.0 million under the Partnership’s credit facility and the subsequent payment of $165.0 million and the issuance by the partnership of $10.0 million in unregistered common units to Sprague International Properties LLC (“SIP”), in exchange for the equity interests of Sprague Canadian Properties LLC which owned Kildair. We determined the number of common units to be issued by the partnership based on a 20-day volume weighted average price per unit, resulting in 462,408 common units being delivered to SIP.
(b)	Reflects the payment of $56.7 million to SIP in consideration for its equity interest in Sprague Canadian Properties LLC.
(c)	Reflects the payment of $32.0 million and $76.3 million of Kildair’s third party and term debt, respectively.

Castle Acquisition:

(d)	To record the pro forma effect on depreciation expense for the property, plant and equipment acquired at fair value.
(e)	To adjust the cost of goods sold for the fiscal year ended December 31, 2013 from a last-in, first-out method (“LIFO”) to conform to the Partnership’s method of a first-in, first-out (“FIFO”) basis. Cost of goods sold for the nine months ended September 30, 2014 has been determined on a first-in, first-out (“FIFO”) basis.
(f)	To reflect the elimination of certain asset and liabilities not included in the Castle transaction.
(g)	Reflects borrowings of $82.2 million under the Partnership’s credit facility and the subsequent payment of $82.2 million and the issuance of $5.3 million in unregistered common units to Castle in connection with the acquisition. We determined the number of common units to be issued by the Partnership based on a 20-day volume weighted average price per unit resulting in 243,855 common units being delivered to Castle. In addition the Partnership will make future cash payments to Castle as follows: $1.0 million on December 9, 2015; $2.0 million on December 9, 2016; and $1.0 million on December 9, 2017. The Partnership has recorded this commitment at a net present value of $4.6 million. A summary of the consideration follows:

Cash consideration	$82,248
Fair value of Partnership Units	5,318
Consideration to be paid in the future	4,590

Total	$92,156

(h)	The following table summarizes the allocation of the Castle acquisition based upon preliminary valuations:

Inventories	$36,512
Fair value of derivative assets	4,837
Other current assets and prepaids	533
Property plant and equipment, net	48,316
Intangibles and other assets, net	6,631
Accrued liabilities	(2,018)
Fair value of derivative liabilities	(390)
Long-term capital leases	(1,503)
Other liabilities	(761)

Net assets acquired	$92,157

Other Pro Forma Adjustments:

(i)	To adjust interest expense on a pro forma basis assuming all borrowings were made based upon the interest rates and commitment fees pursuant to the Partnership’s new credit facility entered into on December 8, 2014. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these new borrowings by $0.7 million and $0.9 million, for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

(j)	Reflects the adjustment to eliminate U.S. federal income taxes for activities that would have been taxed as qualified pass-through partnership activities, as well as an adjustment for the reduction of income taxes in certain state jurisdictions in which the Partnership operates.

Pro Forma Net Income per Unit

The Partnership computes income per unit using the two-class method. Net income available to common unitholders and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common unitholders and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of this pro forma calculation, the number of basic and diluted common units outstanding includes 462,408 unregistered common units issued in connection with the Kildair acquisition and 243,855 unregistered common units issued in connection with the Castle acquisition. The number of subordinated units outstanding for both basic and diluted earnings per share were 10,071,970. All units issued in connection with the Transactions were assumed to have been outstanding since October 30, 2013, the date of the Partnership’s IPO.

Sprague Holdings owns all of the outstanding subordinated units and the incentive distribution rights. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, Sprague Holdings is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to Sprague Holdings than to the other holders of common units. The pro forma net income per unit calculation assumes that no incentive distributions were made to Sprague Holdings based on the provisions of the partnership agreement and the pro forma distributable cash flow for the period.